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                                                                    Exhibit 3.23

                                                    STATE OF DELAWARE
                                                   SECRETARY OF STATE
                                                DIVISION OF CORPORATIONS
                                                FILED 01:30 PM 01/15/2003
                                                    030029786-3614716

                                STATE OF DELAWARE
                       CERTIFICATE OF LIMITED PARTNERSHIP

- THE UNDERSIGNED, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

-     FIRST: The name of the limited partnership is AMFIRE WV, L.P.

-     SECOND: The name and address of the Registered Agent is:

      Corporation Service Company
      2711 Centerville Road, Suite 400
      Wilmington, DE 19808

-     THIRD: The name and mailing address of each general partner is as follows:

      AMFIRE Holdings, Inc.
      406 West Main Street
      Abingdon, VA 24210

- IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of AMFIRE WV, L.P. as of January 15, 2003.

                                   BY: /s/ Peter V. Merritts, President
                                           (General Partner)

                                   NAME: AMFIRE Holdings, Inc.